Exhibit 10.3
SECOND LIEN INTELLECTUAL PROPERTY SECURITY AGREEMENT
          SECOND LIEN INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Second Lien IP Security Agreement”) dated November 16, 2010, is made by the Persons listed on the signature pages hereof (collectively, the “Grantors”) in favor of U.S. Bank National Association, (“US Bank”), as collateral trustee (the “Collateral Trustee”) for the Secured Parties (as defined in the Second Lien Indenture referred to below).
          WHEREAS, Terremark Worldwide, Inc., a Delaware corporation (the “Company”) and the Grantors have entered into an Indenture dated as of November 16, 2010 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Second Lien Indenture”), with The Bank of New York Mellon Trust Company, N.A., as trustee, (the “Second Lien Trustee”) and the Guarantors party thereto.
          WHEREAS, the Company and the Grantors have entered into a Collateral Trust Agreement with the Collateral Trustee, the Second Lien Trustee and the other parties party thereto (the “Collateral Trust Agreement”). Terms defined in the Second Lien Indenture or the Collateral Trust Agreement and not otherwise defined herein are used herein as defined in the Second Lien Indenture or Collateral Trust Agreement, as the context may require.
          WHEREAS, as a condition precedent to the entry into the Junior Lien Documents by the Junior Lien Representatives and the other holders of Junior Lien Obligations, each Grantor has executed and delivered that certain Second Lien Security Agreement dated November 16, 2010, made by the Grantors to the Collateral Trustee (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Second Lien Security Agreement”).
          WHEREAS, under the terms of the Second Lien Security Agreement, the Grantors have granted to the Collateral Trustee, for the ratable benefit of the Secured Parties, a second priority security interest in, among other property, certain intellectual property of the Grantors, and have agreed as a condition thereof to execute this Second Lien IP Security Agreement for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and other governmental authorities.
          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:
          SECTION 1. Grant of Security. Each Grantor hereby grants to the Collateral Trustee for the ratable benefit of the Secured Parties a second priority security interest in all of such Grantor’s right, title and interest in and to the following (the “Collateral”):
     (i) the patents and patent applications set forth in Schedule A hereto (the “Patents”);
     (ii) the trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together with the goodwill symbolized thereby (the “Trademarks”);

     (iii) all copyrights, whether registered or unregistered, now owned or hereafter acquired by such Grantor, including, without limitation, the copyright registrations and applications and exclusive copyright licenses set forth in Schedule C hereto (the “Copyrights”);
     (iv) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;
     (v) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and
     (vi) any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral of or arising from any of the foregoing.
          SECTION 2. Security for Obligations. The grant of a security interest in the Collateral by each Grantor under this Second Lien IP Security Agreement secures the payment of all Secured Obligations of such Grantor now or hereafter existing under or in respect of the Junior Lien Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise. Without limiting the generality of the foregoing, this Second Lien IP Security Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations and that would be owed by such Grantor to any Secured Party under the Junior Lien Documents but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Grantor.
          SECTION 3. Recordation. Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer record this Second Lien IP Security Agreement.
          SECTION 4. Execution in Counterparts. This Second Lien IP Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
          SECTION 5. Grants, Rights and Remedies. This Second Lien IP Security Agreement has been entered into in conjunction with the provisions of the Second Lien Security Agreement. Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Trustee with respect to the Collateral are more fully set forth in the Second Lien Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.
          SECTION 6. Governing Law. This Second Lien IP Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflict of law principles that would cause the law of another jurisdiction to apply (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

          IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

TERREMARK WORLDWIDE, INC.

TERREMARK NORTH AMERICA, INC.

TERREMARK EUROPE, INC.

TERRENAP DATA CENTERS, INC.

PARK WEST TELECOMMUNICATIONS INVESTORS, INC.

TECOTA SERVICES CORP.

TECHNOLOGY CENTER OF THE AMERICAS, LLC

TERREMARK FINANCIAL SERVICES, INC.

TERREMARK FORTUNE HOUSE #1, INC.

TERREMARK LATIN AMERICA, INC.

TERREMARK MANAGEMENT SERVICES, INC.

TERREMARK REALTY, INC.

TERREMARK TECHNOLOGY CONTRACTORS, INC.

TERREMARK TRADEMARK HOLDINGS, INC.

TERRENAP SERVICES, INC.

SPECTRUM TELECOMMUNICATIONS CORP.

NAP OF THE CAPITAL REGION, LLC

By:	/s/ Jose A. Segrera
	Name:	Jose A. Segrera
	Title:	Chief Financial Officer

Signature Page to the Second Lien Intellectual Property Security Agreement

NAP OF THE CAPITAL REGION II, LLC NAP WEST, LLC NAP WEST II LLC TERREMARK PERU LLC
By:	/s/ Jose A. Segrera
	Name:	Jose A. Segrera
	Title:	Treasurer

TERREMARK DATAVAULTING LLC By its sole member: Terremark North America, Inc.
By:	/s/ Jose A. Segrera
	Name:	Jose A. Segrera
	Title:	Chief Financial Officer

TERREMARK FEDERAL GROUP, INC.
By:	/s/ Nelson Fonseca
	Name:	Nelson Fonseca
	Title:	Chief Financial Officer

Address for notices for each Grantor: 2 S. Biscayne Blvd. Suite 2800 Miami, FL 33131

Signature Page to the Second Lien Intellectual Property Security Agreement

ACCEPTED AND AGREED: U.S. BANK NATIONAL ASSOCIATION as Collateral Trustee
By:	/s/ Thomas S. Maple III
	Name:	Thomas S. Maple III
	Title:	Vice President

Signature Page to the Second Lien Intellectual Property Security Agreement